EXHIBIT 23

                       CHORUS COMMUNICATIONS GROUP, LTD.


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-68873 of Chorus Communications Group, Ltd. on Form S-8 of our report dated February 13, 2001 (February 28, 2001 as to Note 15), appearing in this Annual Report on Form 10-K of Chorus Communications Group, Ltd. for the year ended December 31, 2000.



DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin
March 29, 2001